UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C

(RULE 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT
SCHEDULE 14C INFORMATION

Information Statement Pursuant to
Section 14(c) of the Securities Exchange Act of 1934
(Amendment No. __ )

Check the appropriate box:

☐	Preliminary Information Statement.
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2)).
☒	Definitive Information Statement.

EPOLIN, INC.
(Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the Appropriate Box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

1.	Title of each class of securities to which transaction applies:
2.	Aggregate number of securities to which transaction applies:
3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
4.	Proposed maximum aggregate value of transaction:
5.	Total fee paid:

☐	Fee paid previously with preliminary materials.
☒	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:  $312.00*

2. Form, Schedule or Registration No.:  Schedule TO

3. Filing Party:  Polymathes Holdings I LLC and Polymathes Acquisition I Inc.

4. Date filed:  May 8, 2012

*    This calculation assumes the purchase of 2,127,004 shares of common stock, no par value per share, of Epolin, Inc., at a price of $0.22 per share in cash.  These shares represent the balance of the shares of common stock issued and outstanding as of July 2, 2012 held by third parties and not purchased in the previously reported tender offer.  The amount of the filing fee is calculated with Rule 0-11 of the Securities Exchange Act of 1934, as amended, and equals $114.60 for each $1,000,000 of the value of the transaction.

EPOLIN, INC.
358-364 Adams Street
Newark, NJ 07105

NOTICE OF WRITTEN CONSENT AND APPRAISAL RIGHTS
AND
INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

To our Stockholders:

This notice of written consent and appraisal rights and information statement is being furnished to the holders of common stock of Epolin, Inc., which we refer to as “Epolin,” the “Company,” “we” or “us.”

On March 14, 2012, Epolin entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Polymathes Holdings I LLC, a New Jersey limited liability company (“Parent”), and Parent’s wholly-owned subsidiary, Polymathes Acquisition I Inc., a New Jersey corporation (“Purchaser”).  Pursuant to the Merger Agreement, Purchaser began a tender offer (the “Offer”) for 100% of the outstanding common stock of Epolin on May 11, 2012.  On June 12, 2012, the Offer was completed with 10,293,351 Shares representing approximately 82.2% of the Shares outstanding being tendered into the Offer and paid for by the Purchaser.

Pursuant to the Merger Agreement, Purchaser will merge with and into Epolin, with Epolin surviving the Merger as a wholly-owned subsidiary of Parent (the “Merger”). Upon completion of the Merger, each share of common stock of the Company (the “Common Stock”) issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”), except for shares (i) held by stockholders who are entitled to demand and who properly demand appraisal under Section 14A:11-1 et seq. of the New Jersey Business Corporation  Act  (the “NJBCA”) for such shares, (ii) owned by the Company as treasury stock, and (iii) owned by the Parent or Purchaser, will be cancelled and converted automatically into the right to receive $0.22 in cash, without interest and less any required withholding taxes (the “Merger Consideration”). A copy of the Merger Agreement is attached as Exhibit A to the accompanying information statement.

The Company’s board of directors (the “Board of Directors”) unanimously determined that the Merger Agreement and the transactions contemplated thereby (including the Offer and the Merger) are fair to, and in the best interests of, the stockholders of the Company, approved and declared advisable the Merger Agreement and recommended that the Company’s stockholders adopt the Merger Agreement.

The adoption of the Merger Agreement by Epolin stockholders required the affirmative vote or written consent of the holders of a majority of the outstanding shares of Common Stock. On July 2, 2012, Purchaser who on such date owned shares of Common Stock representing approximately 82.2% of the outstanding shares of Common Stock entitled to vote on the adoption of the Merger Agreement delivered a written consent to the Company adopting the Merger Agreement and authorizing the transactions contemplated by the Merger Agreement, including the Merger. As a result, no further action by any other Epolin stockholder is required to adopt the Merger Agreement and Epolin has not and will not be soliciting your authorization and adoption of the Merger Agreement and does not intend to call a stockholders’ meeting for purposes of voting on the adoption of the Merger Agreement. Accordingly, your vote in favor of the adoption of the Merger Agreement is not required and is not being requested.

This information statement constitutes notice to you of action by written consent contemplated by Section 14A:5-6 of the New Jersey Business Corporation Act (the “NJBCA”).

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Under Section 14A:11-1 et seq. of the NJBCA, if the Merger is completed, subject to compliance with the requirements of Section 14A:11-1 et seq. of the NJBCA, holders of shares of Common Stock will have the right to seek an appraisal for, and be paid the “fair value” of, their shares of Common Stock (as determined by a Superior Court of the State of New Jersey) instead of receiving the Merger Consideration. In order to exercise your appraisal rights, you must submit a written demand for an appraisal no later than 20 days after the mailing of this information statement, and comply with other procedures set forth in the NJBCA, which are summarized in the accompanying information statement. A copy of Section 14A:11-1 et seq. of the NJBCA is attached to the accompanying information statement as Exhibit B. This notice and the accompanying information statement shall constitute notice to you from the Company of the availability of appraisal rights under Section 14A:11-1 et seq. of the NJBCA.

We encourage you to read the entire information statement carefully because it sets forth the details of the Merger and the other transactions contemplated by the Merger Agreement as well as other important information.

By order of the Board of Directors,

/s/ John Wachter
John Wachter
Chairman and President

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the merits or fairness of the Merger or passed upon the adequacy or accuracy of the disclosure in this document. Any representation to the contrary is a criminal offense.

This information statement is dated July 17, 2012 and is being mailed to Epolin stockholders on or about July 18, 2012.

SUMMARY TERM SHEET

The following summary highlights selected information from this information statement and may not contain all of the information that is important to you. Accordingly, we encourage you to read carefully this entire information statement, its exhibits and the documents referred to in this information statement. Each item in this summary includes a page reference directing you to a more complete description of that item in this information statement. You may obtain the information incorporated by reference into this information statement by following the instructions under “Where You Can Find More Information” beginning on page 31 .

Unless we otherwise indicate or unless the context requires otherwise: all references in this information statement to “Company,” “Epolin,” “we,” “our” and “us” refer to Epolin, Inc.; all references to “Parent” refer to Polymathes Holdings I LLC; all references to “Purchaser” refer to Polymathes Acquisition I Inc.; all references to the “Merger Agreement” refer to the Agreement and Plan of Merger, dated as of March 14, 2012, among Parent, Purchaser and the Company, as it may be amended from time to time, a copy of which is attached as Exhibit A to this information statement; all references to the “Merger” refer to the merger contemplated by the Merger Agreement; all references to the “Merger Consideration” refer to the per share merger consideration of $0.22 in cash, without interest and subject to reduction for any required withholding taxes, contemplated to be received by the holders of our Common Stock pursuant to the Merger Agreement; all references to the “Board of Directors” refers to the Company’s Board of Directors; and all references to “Common Stock” refer to the Company’s common stock, no par value per share.

THE PARTIES TO THE MERGER (page 11)

Epolin, Inc.  Epolin, a New Jersey corporation, is a specialized chemical company primarily engaged in the manufacturing, marketing, research and development of dyes and dye formulations.

Polymathes Holdings I LLC.  Parent is a New Jersey limited liability company.

Polymathes Acquisition I Inc.  Purchaser was formed by Parent solely for the purpose of completing the Merger with the Company.  Purchaser is a wholly-owned subsidiary of Parent and has not carried on any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the Merger Agreement.

THE MERGER (page 11)

On March 14, 2012, the Company entered into the Merger Agreement with Parent and Purchaser.  Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time of the Merger, Purchaser will merge with and into the Company, with the Company continuing as the surviving corporation. As a result, the Company will become a wholly-owned subsidiary of Parent following the Effective Time of the Merger. You will have no equity interest in the Company or Parent after the Effective Time of the Merger. At the Effective Time of the Merger:

•
Each share of our Common Stock issued and outstanding immediately prior to the Effective Time of the Merger (except those shares held by any of our stockholders who are entitled to and who properly exercise, and do not withdraw or lose, appraisal rights under Section 14A:11-1 et seq. of the NJBCA and shares owned by the Company as treasury stock or by Parent or Purchaser) will be cancelled and converted automatically into the right to receive the Merger Consideration;

•
Each company stock option, whether or not exercisable, that is outstanding and unexercised immediately prior to the Effective Time of the Merger will be cancelled in exchange for an amount per share of Common Stock underlying the applicable option equal to (i) the Merger Consideration, less (ii) the exercise price payable in respect of each share of Common Stock underlying such stock option;

•
Each share of Common Stock subject to voting or other restrictions shall become fully vested, all other restrictions shall lapse, and such shares of Common Stock shall be converted into the right to receive the Merger Consideration.

REASONS FOR THE MERGER (page 13)

After consideration of various factors as discussed under “The Merger—Reasons for the Merger” beginning on page 13, our Board of Directors unanimously (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, the stockholders of the Company, (ii) approved the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, (iii) declared the Merger Agreement advisable and (iv) resolved to recommend adoption of the Merger Agreement by the stockholders of the Company.

For a discussion of the material factors considered by the Board of Directors in reaching its conclusions, see “The Merger—Reasons for the Merger” beginning on page 13.

REQUIRED APPROVAL OF THE MERGER; WRITTEN CONSENTS (page 12)

The adoption of the Merger Agreement by our stockholders required the affirmative vote or written consent of Epolin stockholders holding a majority of our outstanding Common Stock. On July 2, 2012, Purchaser holding a majority of our outstanding Common Stock delivered a written consent to the Company adopting the Merger Agreement. No further action by any other Epolin stockholder is required in connection with the adoption of the Merger Agreement. As a result, Epolin has not and will not be soliciting your vote for the adoption of the Merger Agreement and does not intend to call a stockholders meeting for purposes of voting on the adoption of the Merger Agreement.

ANALYSIS OF EPOLIN’S FINANCIAL ADVISOR (page 16)

Analysis by Millburn Capital

In February 2012, Millburn Capital was retained by the Board to prepare an analysis and render conclusions as to the reasonableness of the Offer Price pursuant to the Offer and the Merger (the “Analysis”).  Based upon the Analysis, Millburn Capital concluded in a letter dated February 29, 2012 addressed to the Board that it believes the Offer Price is reasonable.

It should be noted that Millburn Capital was not retained to render a fairness opinion, as such term is commonly understood in the industry, and the Analysis shall not be construed as such.

In arriving at the Analysis, Millburn Capital took into account an assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuations generally and, among other things:

•	Reviewed multiple drafts of the transaction documents;
•
Reviewed publicly available financial information and other data with respect to Epolin that it deemed relevant, including Epolin’s Annual Reports on Form 10-K/KSB for the years ended February 28, 2008 through February 28, 2011 and its Quarterly Reports on Form 10-Q for the latest completed fiscal year including the quarter ended November 30, 2011;

•	Reviewed non-public information and other data with respect to Epolin;
•	Considered the historical financial results and present financial condition of Epolin;
•	Reviewed certain publicly available information concerning the trading of, and the trading market for, Epolin’s common stock;
•	Reviewed and analyzed the indicated enterprise value indicated by the Offer Price;
•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to Epolin; and
•	Performed such other analyses and examinations as Millburn Capital deemed appropriate.

In reaching its conclusions, Millburn Capital indicated that the Analysis does not address any other term or aspect of the transaction or the transaction documents, including, but not limited to, the fairness of the transaction to, or any consideration therewith by, any other stakeholders, creditors or other constituencies nor as to the fairness of the amount or nature of the compensation to any officers, directors or employees of any parties to the transaction, or class of such persons, relative to the purchase price to be received by the stockholders, or otherwise. In addition, Millburn Capital noted that it does not express any opinion as to the underlying valuation or future performance of Epolin, or the price at which Epolin’s securities might trade at any time in the future.

CONDITIONS TO THE MERGER (page 26)

Each of the Company’s, Parent’s and Purchaser’s obligation to complete the Merger is subject to the satisfaction or waiver of the following conditions:

•
The Company stockholders approve the transaction, which occurred when the Purchaser holding approximately 82.2% of the outstanding shares of Common Stock entitled to vote on the adoption of the Merger Agreement executed and delivered a written consent to the Company on July 2, 2012 as described above;

•
No governmental entity having jurisdiction over the Company, Parent or the Purchaser shall have enacted or issued any law or order or take any other action enjoining or otherwise prohibiting consummation of the merger on the terms contemplated by the Merger Agreement;

•	The requirements of the ISRA Approval having been satisfied; and
•	The Purchaser having accepted for payment and paid for all of the shares validly tendered pursuant to the Offer and not properly withdrawn.

TERMINATION OF THE MERGER AGREEMENT (page 26)

The Merger Agreement may be terminated at any time upon the mutual written consent of the Company and Parent. Other circumstances under which the Company or Parent may terminate the Merger Agreement are described under “The Merger Agreement—Termination” beginning on page 26.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO OUR STOCKHOLDERS (page 17)

Generally, the Merger will be taxable to our stockholders who are U.S. holders for U.S. federal income tax purposes. A U.S. holder of our Common Stock receiving cash pursuant to the Merger generally will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received and the holder’s adjusted tax basis in our Common Stock surrendered. You should consult your own tax advisor for a full understanding of how the Merger will affect your particular tax circumstances.

PROCEDURES FOR RECEIVING MERGER CONSIDERATION (page 23)

As soon as reasonably practicable after the Effective Time of the Merger, the paying agent will mail a letter of transmittal and instructions to all Company stockholders of record as of the Effective Time of the Merger. The letter of transmittal and instructions will tell you how to surrender your stock certificates or uncertificated shares in exchange for the Merger Consideration. You should not forward your share certificates to the paying agent without a letter of transmittal.

MARKET PRICE OF THE COMPANY COMMON STOCK AND DIVIDEND INFORMATION (page 30)

Our Common Stock is traded on the OTC Bulletin Board under the trading symbol “EPLN.” The closing sale price of Common Stock on March 9, 2012, which was the last reported trade before the execution of the Merger Agreement, was $0.21 per share.

APPRAISAL RIGHTS (page 26)

Holders of our Common Stock may elect to pursue their appraisal rights to receive, in lieu of the Merger Consideration, the judicially determined “fair value” of their shares, which could be more or less than, or the same as, the Merger Consideration but only if they comply with the procedures required under Section 14A:11-1 et seq. of the NJBCA. In order to qualify for these rights, you must make a written demand for appraisal prior to August 8, 2012, which is the date that is 20 days following the mailing of this information statement, and otherwise comply with the procedures set forth in Section 14A:11-1 et seq. of the NJBCA for exercising appraisal rights. For a summary of these procedures, see “Appraisal Rights” beginning on page 26. A copy of Section 14A:11-1 et seq. of the NJBCA is also included as Exhibit B to this information statement. Failure to follow the procedures set forth in Section 14A:11-1 et seq. of the NJBCA will result in the loss of appraisal rights.

QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this information statement, the exhibits to this information statement and the documents referred to or incorporated by reference in this information statement.

Q.  WHAT IS THE PROPOSED TRANSACTION?

A. The proposed transaction is the acquisition of Epolin by Parent pursuant to the Merger Agreement. Upon the terms and subject to the satisfaction or waiver of the conditions under the Merger Agreement, Purchaser will merge with and into Epolin, with Epolin being the surviving corporation and becoming a wholly-owned subsidiary of Parent.

Q.  IF THE MERGER IS COMPLETED, WHAT WILL I RECEIVE FOR MY SHARES OF EPOLIN COMMON STOCK?

A.  If the Merger is completed, you will be entitled to receive $0.22 in cash, without interest and subject to reduction for any required withholding taxes, for each share of our Common Stock that you own, unless you properly exercise, and do not withdraw or lose, appraisal rights under Section 14A:11-1 et seq. of the NJBCA. We refer to this amount as the per share “Merger Consideration.” For example, if you own 1000 shares of our Common Stock, you would be entitled to receive $220 in cash in exchange for your shares of Common Stock, subject to reduction for any required withholding tax, issued and outstanding immediately prior to the Effective Time of the Merger. You will not be entitled to receive shares of the surviving corporation or Parent or any of its affiliates.

After the consummation of the Merger, Parent will arrange for a letter of transmittal to be sent to you. The per share Merger Consideration will be paid to you once you submit the letter of transmittal together with properly endorsed stock certificates, if applicable, and any other required documentation. See “The Merger Agreement—Procedures for Receiving Merger Consideration” on page 23 of this information statement.

Q.  WILL THE PER SHARE MERGER CONSIDERATION I RECEIVE IN THE MERGER INCREASE IF EPOLIN’S RESULTS OF OPERATIONS IMPROVE OR IF THE PRICE OF EPOLIN’S COMMON STOCK INCREASES ABOVE THE CURRENT PER SHARE MERGER CONSIDERATION?

A.  No. The per share Merger Consideration is fixed.

Q.  WHEN IS THE MERGER EXPECTED TO BE COMPLETED?

A.  Under applicable securities regulations, the Merger cannot be completed until 20 days after we mail this information statement to our stockholders. We expect the Merger to occur on or about August 8, 2012, or as promptly as practicable thereafter.

Q.  WHAT HAPPENS IF THE MERGER IS NOT CONSUMMATED?

A.  If the Merger is not completed for any reason, stockholders will not receive any payment for their shares in connection with the Merger. Instead, the Company will remain a publicly traded company and the Common Stock will continue to trade on the OTC Bulletin Board.

Q.  WHY DID I RECEIVE THIS INFORMATION STATEMENT?

A.  Provisions of the NJBCA and applicable securities regulations require us to provide you with information regarding the Merger, even though your vote or consent is neither required nor requested to complete the Merger.

Q.  WHY AM I NOT BEING ASKED TO VOTE ON THE MERGER?

A.  The Merger requires the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of our Common Stock voting (or consenting in writing in lieu of voting), as a single class. The requisite stockholder approval was obtained following the execution of the Merger Agreement on July 2, 2012, when written consents adopting the Merger Agreement were delivered to the Company by the Purchaser who owned approximately 82.2% of our outstanding Common Stock on that date, following the completion of the Offer. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.

Q.  WHAT IS THE RECOMMENDATION OF THE BOARD OF DIRECTORS REGARDING THE MERGER AGREEMENT?

A.  Our Board of Directors voted unanimously to approve and recommend the adoption of the Merger Agreement on March 5, 2012 and determined that the Offer, the Merger and the Merger Agreement were advisable, fair to, and in the best interests of, the Epolin stockholders. To review our board of director’s determinations, see “The Merger—Reasons for the Merger” beginning on page 13 of this information statement.

Q.  AM I ENTITLED TO APPRAISAL RIGHTS?

A.  Yes. You are entitled to appraisal rights in accordance with the procedures specified in the NJBCA in connection with the Merger. See “Appraisal Rights” on page 26 of this information statement.

Q.  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A.  No. After the Merger is completed, you will receive a letter of transmittal with detailed instructions for exchanging your stock certificates for the per share Merger Consideration. If your shares are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares in exchange for the per share Merger Consideration. Please do not send your certificates in now.

Q.  WILL I OWE TAXES AS A RESULT OF THE MERGER?

A.  The Merger will be a taxable transaction for all U.S. holders of our Common Stock. As a result, assuming you are a U.S. holder, the cash you receive in the Merger for your shares of our Common Stock will be subject to United States federal income tax and also may be taxed under applicable state, local, and other tax laws. In general, you will recognize gain or loss equal to the difference between (i) the amount of cash you receive and (ii) the adjusted tax basis of your shares surrendered. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger to Our Stockholders” on page 17 of this information statement for a more detailed explanation of the tax consequences of the Merger. We urge you to consult with your own tax advisor as to the particular tax consequences to you of the Merger.

Q.  WHAT HAPPENS IF I SELL MY SHARES BEFORE COMPLETION OF THE MERGER?

A.  If you transfer your shares of Common Stock, you will have transferred the right to receive the Merger Consideration to be received by our stockholders in the Merger. In order to receive the Merger Consideration, you must hold your shares through completion of the Merger.

Q.  WHERE CAN I FIND MORE INFORMATION ABOUT EPOLIN?

A.  We file periodic reports and other information with the SEC. Such reports and other information are available for inspection at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about these facilities. Copies of such information may be obtained by mail, upon payment of the SEC’s customary charges, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a web site on the Internet at www.sec.gov that contains reports, proxy statements and other information about Epolin that we file electronically with the SEC. For a more detailed description of the information available, please refer to the section entitled “Where You Can Find More Information” on page 31 of this information statement.

Q.  WHO CAN HELP ANSWER MY QUESTIONS?

A.  If you have questions about the Merger after reading this information statement, please contact Epolin in writing at our principal executive offices at 358-364 Adams Street, Newark, New Jersey 07105, Attention: President, or by telephone at (888) 777-1188.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information statement contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections or earnings, revenue or other financial items; any statements of plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “can,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” “goals,” “projects,” “outlook,” “continue,” “preliminary,” “guidance,” or variations of such words, similar expressions, or the negative of these terms or other comparable terminology. All statements included in this information statement concerning activities, events or developments that Epolin expects, believes or anticipates will or may occur in the future are forward-looking statements. These forward-looking statements present our estimates and assumptions only as of the date of this information statement and actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the Merger will not close because of a failure to satisfy one or more of the closing conditions and that Epolin’s business will have been adversely impacted during the pendency of the Merger.

Although we believe that the expectations reflected in any of our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed or any of our forward-looking statements. Our future financial conditions and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties.

You should read these forward-looking statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other “forward-looking” information.

In addition, the statements in this information statement are made as of July 17, 2012. Subsequent events or developments may cause our views to change. Except for our ongoing obligation to disclose material information as required by the federal securities laws, we undertake no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to July 17, 2012. For additional information please refer to the Company’s most recent Form 10-K, 10-Q and 8-K reports filed with the Securities and Exchange Commission.

THE PARTIES TO THE MERGER

EPOLIN, INC.

Epolin, a New Jersey corporation that was incorporated in 1984, is a specialized chemical company primarily engaged in the manufacturing, marketing, research and development of dyes and dye formulations.  Our business is heavily weighted towards the development, manufacture and sale of near infrared dyes.  Applications for these dyes cover several markets that include laser protection, welding, sunglasses, optical filters, glazing and imaging and security inks.  Our principal executive office is located at 358-364 Adams Street, Newark, New Jersey 07105, and our telephone number is (973) 465-9495.

For more information about the Company, please visit our website at www.epolin.com. Our website address is provided as an inactive textual reference only. The information on our website is not incorporated into, and does not form a part of, this information statement. Detailed descriptions about the Company’s business and financial results are contained in our Annual Report on Form 10-K, which is incorporated in this information statement by reference. See “Where You Can Find More Information” beginning on page 31.

PARENT AND PURCHASER

Parent is a New Jersey limited liability company that was created in 2012.  Parent’s principal executive office is located at 20 Nassau Street Suite M, Princeton, New Jersey 08542.

Purchaser is a New Jersey corporation formed for the sole purpose of completing the Merger with Epolin. Purchaser is a wholly-owned subsidiary of Parent. Purchaser has not conducted any business operations except for activities incidental to its formation and as contemplated by the Merger Agreement. Upon consummation of the proposed Merger, Purchaser will merge with and into Epolin, and Purchaser will cease to exist and Epolin will continue as the surviving corporation, under the name “Epolin, Inc.” Purchaser’s principal executive office is located at 20 Nassau Street Suite M, Princeton, New Jersey 08542.

THE MERGER

The following is a description of the material aspects of the Merger. While we believe that the following description covers the material terms of the Merger, the description may not contain all of the information that may be important to you. The discussion of the Merger in this information statement is qualified in its entirety by reference to the Merger Agreement, which is attached to this information statement as Exhibit A and incorporated by reference into this document. We encourage you to read carefully this entire information statement, including the Merger Agreement, for a more complete understanding of the Merger.

OVERVIEW

Pursuant to the Merger, at the Effective Time, Purchaser will be merged with and into the Company with the Company continuing on as the surviving corporation and a wholly-owned subsidiary of Parent.

THE MERGER CONSIDERATION

At the Effective Time, each share of our Common Stock, except for shares (i) held by stockholders who are entitled to demand and who properly demand appraisal under Section 14A:11-1 et seq. of the NJBCA for such shares and (ii) owned by the Company as treasury stock, will be cancelled and converted automatically into the right to receive the Merger Consideration.

REQUIRED APPROVAL OF THE MERGER; WRITTEN CONSENTS

The Merger is being effected pursuant to an Agreement and Plan of Merger, dated as of March 14, 2012, among Epolin, Parent and Purchaser. Under Section 14A:10-3 of the NJBCA, the approval of Epolin’s Board of Directors and the affirmative vote of the holders of a majority of the outstanding Common Stock entitled to vote are required to approve and adopt the Merger Agreement. Epolin’s Board of Directors unanimously approved the Merger Agreement and the Merger at a meeting of the Board duly convened and held on March 5, 2012.

Following execution of the Merger Agreement on March 14, 2012 and  completion of the Offer on June 12, 2012, stockholders tendered 10,239,351 shares, representing approximately  82.2% of Epolin, a majority of the issued and outstanding shares of Epolin Common Stock to the Purchaser.  Purchaser executed and delivered to Epolin a written consent adopting the Merger Agreement.

Federal securities laws state that the Merger may not be completed until 20 days after the date of mailing of this information statement to Epolin stockholders. Therefore, notwithstanding the execution and delivery of the written consent, the Merger cannot occur until that time has elapsed. Parent, Purchaser and Epolin are obligated to complete the Merger under the terms of the Merger Agreement subject to the conditions set forth therein, all of which we expect to be satisfied at the end of such 20 day period. Therefore, we expect the Merger to close on or about August 8, 2012; however, there is no assurance that the Merger will close at that time, or at all.

RECORD DATE

Epolin’s Board of Directors set July 2, 2012 as the record date for determining stockholders entitled to consent to the adoption of the Merger Agreement. On such date, stockholders of Epolin holding a majority of the issued and outstanding shares of Epolin Common Stock executed and delivered to Epolin and Parent written consents adopting the Merger Agreement. This is the date used for determining the stockholders entitled to receive notice of such action and for determining the number of shares of Common Stock issued and outstanding and therefore necessary to adopt the Merger Agreement. Epolin’s Board of Directors also set July 2, 2012 as the record date for determining stockholders entitled to receive notice of the availability of appraisal rights. On July 2, 2012, there were issued and outstanding and entitled to vote 12,366,355 shares of Common Stock. Each share of Common Stock issued and outstanding is entitled to one vote.

BACKGROUND OF THE MERGER

In mid-August 2011, John Wachter, a member of the Parent, contacted Millburn Capital to discuss a transaction.  Parent executed a non-disclosure agreement.

In mid-October 2011, Parent sent a draft of a tender and merger agreement to Company.  Parent also engaged with the C3 Capital as a lender to begin to discussing financing terms.

In mid-November 2011, Parent and Company tentatively agreed to a price of $0.20 per Share with a working capital adjustment.  In December 2012, the price was raised to $0.22 per Share and the working capital adjustment was dropped.  All parties agreed that $0.22 per share would be a fair price.

In late February 2012, Parent and Company began to finalize the terms of a tender and merger agreement.  On March 14, 2012, all relevant parties executed the Merger Agreement.

On May 11, 2012, Parent and Purchaser commenced the Offer.  On June 12, 2012 at 5 PM EST, the Offer terminated.  Pursuant to the Offer, stockholders tendered 10,239,351 shares, representing approximately 82.2% of Epolin, a majority of the issued and outstanding shares of Epolin Common Stock to the Purchaser.

RECOMMENDATION OF OUR BOARD OF DIRECTORS

At a meeting of our Board of Directors held on March 5, 2012, our Board of Directors unanimously adopted the Merger Agreement, including the Offer, the Merger and other transactions contemplated thereby, and unanimously determined that the terms of the Offer, the Merger and the other transactions contemplated by the Merger Agreement were advisable to the holders of the shares and were fair to and in the best interests of the Company and its shareholders.  Accordingly, the Board unanimously recommended that shareholders tender their shares in the Offer, and if, shareholder approval is required to approve the Merger Agreement, approve the Merger Agreement and the Merger.

REASONS FOR THE MERGER

In reaching its determination to approve the Merger Agreement and recommend that Epolin’s shareholders accept the Offer and tender their Shares in the Offer, the Board considered numerous factors in consultation with its outside legal and financial advisor and Epolin’s senior management, including the following material factors and benefits of the Offer, each of which the Board believed supported its determination:

•
Epolin’s process, which began in early 2009, to find a buyer of Epolin or its business with the assistance of an investment banking firm through a targeted approach to numerous potential strategic and financial buyers, which resulted in several indicators of market value from third parties, including bids at specific prices;

•	management’s valuation of the Company’s business, with the assistance of a valuation analysis conducted by Millburn Capital which concluded that the Offer Price is reasonable;
•	the compliance costs for a public company and the substantial burden of such costs on a company with revenue of approximately $3 million;
•
that the transaction is structured as a cash tender offer, which can be completed, and cash consideration paid to Epolin’s shareholders, on a shorter timetable than would have been the case with a one-step merger or an asset sale followed by a lengthy liquidation process, both of which would require approval by Epolin’s shareholders at a special meeting, and which eliminates any uncertainties in valuing the consideration to be received by Epolin’s shareholders as well as escrows which would decrease the amount available to distribute to shareholders at closing;

•
the likelihood that the Offer will be completed given Parent’s and Purchaser’s committed financing from a reputable source, the fact that Parent and Purchaser’s obligations under the Offer are not subject to any financing conditions, and the significant time and financial resources Parent has already committed to the Offer and the Merger;

•
the provisions in the Merger Agreement that provide for the ability of the Board (subject to related terms and conditions) to respond to an unsolicited acquisition proposal that the Board determines in good faith (after discussions with its outside counsel (Kaye Cooper Fiore Kay & Rosenberg, LLP) and financial advisor (Millburn Capital)), is, or could reasonably be expected to result in, a superior proposal, and determines in good faith (after discussions with its outside legal counsel) that the failure to take actions with respect to the proposal would be inconsistent with its fiduciary duties;

•
the fees payable by Epolin to Parent in the event Epolin terminates the Merger Agreement in favor of a superior offer of $150,000, which were not viewed by the Board as a significant obstacle to a third-party strategic buyer making a competing offer for Epolin, and were deemed reasonable in light of the transaction size and the due diligence conducted by Parent;

•
Parent and Purchaser’s agreement under the Merger Agreement to extend the Offer, at the Company’s request, beyond the initial expiration date of the Offer to provide for two successive periods of up to ten business days each if all of the conditions to the Offer (other than the Minimum Condition) have been satisfied or waived as of any then-scheduled expiration date;

•
the fact that the shareholders who do not tender their Shares pursuant to the Offer will have the right to dissent from the merger (if the Merger occurs) and to demand appraisal of the fair value of their Shares under the New Jersey Business Corporation Act, whether or not a shareholder vote is required to approve the Merger;

•
that the Merger Agreement was agreed to by the Board only after a lengthy and extensive review by the Board of the strategic alternatives available to Epolin, including the fact that Epolin had been contacted by several other potential buyers regarding an acquisition, but that no such contacts had progressed as far as discussions had with the Parent and the Purchaser;

•
the Board’s judgment, in view of Epolin’s prospects, that it is unlikely that one of more strategic or financial acquirers would be willing to pay, at the present time, a price for substantially all of Epolin or its assets that would net an amount to shareholders as high as the consideration offered to Epolin’s shareholders pursuant to the Offer and in the manner in which the Offer is to be conducted;

•
the alternatives available to Epolin, including the range of potential values of Epolin, and the Board’s perception that the risks associated with consummating the transactions contemplated by the Merger Agreement was lower than the risks associated with remaining an independent corporation that would be subject to significant risks and uncertainties, including reduced sales in recent years, dependence on certain key customers and employees, and negative general business and economic conditions;

•	the fact that two of Epolin’s executive officers, the Chairman and the President, both of whom Epolin’s success has depended upon, have indicated that they wish to retire from Epolin;
•
the fact the Epolin’s common stock is a penny stock with very low volume resulting in limited liquidity and trading, making it difficult for investors to monetize their shares and where institutions and other large shareholders are unlikely to sell their shares because if they do, the impact on price could be dramatic or the ability to sell large volumes of stock would be extremely difficult at a given price.  The Offer will provide liquidity for investors; and

•
Since fiscal 2006, Epolin experienced declining sales due to a major decline in security ink sales for the credit card market, and while management expects the business to stabilize, there are no immediate high-growth opportunities that would warrant the public status of Epolin, especially in light of the significant expenses its public status entails.

The Board also considered a variety of risks and other potentially negative factors concerning the Offer and the Merger Agreement, including the following:

•
the risk that Parent may terminate the Merger Agreement and not complete the Offer in certain circumstances, including if there is a material adverse change in the business of Epolin, as defined by the Merger Agreement, or if the minimum Adjusted Cash (as defined in the Merger Agreement) of Epolin is less than $550,000 and/or the minimum Adjusted Net Working Capital (as defined in the Merger Agreement) of Epolin is less than $1,325,000;

•	the all cash offer for the Shares which prevents existing shareholders from participating in any future earnings or growth of Epolin and benefiting from any appreciation in the value of Epolin;
•	the risk that Parent is unable to complete the transaction for any reason;
•	the fact that, although management obtained a valuation analysis from Millburn Capital which concluded that the Offer is reasonable, it did not obtain a fairness opinion;
•
the possible disruption to Epolin’s business that may result from the announcement of the transaction, including the resulting distraction of management’s attention from the day-to-day operations of Epolin’s business;

•
the restrictions contained in the Merger Agreement limiting the operation of Epolin’s business during the period between the signing of the Merger Agreement and the completion of the Offer (see description of restrictions below);

•	the possibility that the Offer might not be completed, which could cause Epolin’s stock price to decline to its pre-tender offer announcement level or lower levels;
•	the possibility that the Offer might not be completed, and the cost of the failed transaction to Epolin’s operating results and its business relationships; and
•	the all-cash consideration in the transaction would be taxable to Epolin’s shareholders that are U.S. persons for U.S. federal income tax purposes.

With regard to the restrictions contained in the Merger Agreement limiting the operation of Epolin’s business during the period between the signing of the Merger Agreement and the completion of the Offer, Epolin agreed to:

(a)	Not amend its certificate of incorporation or bylaws;
(b)
Not issue, deliver, sell, dispose of, pledge or otherwise encumber, or authorize or propose the issuance, sale, disposition or pledge or other encumbrance of (i) any shares of capital stock of any class or any other ownership interest of Epolin or its subsidiary, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock or any other ownership interest of Epolin or its subsidiary or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any other ownership interest of Epolin or its subsidiary or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or any other ownership interest of Epolin or its subsidiary, or (ii) any other securities of Epolin or its subsidiary in respect of, in lieu of, or in substitution for, Shares outstanding on the date of the Merger Agreement, except for the exercise of the Top-Up Option;

(c)
Not redeem, purchase or otherwise acquire, or propose to redeem, purchase or otherwise acquire, any outstanding Shares, other (x) from holders of Company Options in full or partial payment of the exercise price, (y) in connection with the withholding of taxes payable by any holder of Company Options, Company Restricted Stock or Company RSUs upon the exercise, settlement or vesting thereof, in each case to the extent required or permitted under the terms of such equity awards or any applicable Company Stock Plan;

(d)
Not split, combine, subdivide or reclassify any Shares or declare, set aside for payment or pay any dividend or other distribution in respect of any Shares or otherwise make any payments to stockholders in their capacity as such; provided that this prohibition does not apply to dividends or distributions declared, set aside for payment or paid by subsidiary of Epolin;

(e)
Not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Epolin or its subsidiary, other than Offer, the Merger or the transactions contemplated by the Merger Agreement;

(f)
Not acquire, sell, lease, dispose of, pledge or encumber any assets, other than (i) acquisitions in existing or related lines of business of Epolin or its subsidiary as to which the aggregate consideration for all such acquisitions does not exceed $25,000, (ii) sales, lease, dispositions, pledges or encumbrances of assets with an aggregate fair market value of less than $25,000, or (iii) sales or transfers of inventory in the ordinary course of business;

(g)
(i) other than in the ordinary course of business consistent with past practice, not incur any indebtedness for borrowed money in addition to that incurred as of the date of the Merger Agreement or guarantee any such indebtedness or make any loans, advances or capital contributions to, or investments in, any other person or entity, other than  to Epolin or any wholly owned subsidiary of Epolin, or (ii) not pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of (1) in the ordinary course of business and consistent with past practice, liabilities reflected or reserved against in Epolin’s consolidated balance sheet as of November 30, 2011 or (2) liabilities incurred in the ordinary course of business since November 30, 2011.

(h)
Not change the compensation payable to any officer, director, employee, agent or consultant, or enter into any employment, severance, retention or other agreement or arrangement with any officer, director, employee, agent or consultant of Epolin or its subsidiary, or adopt, or increase the benefits (including fringe benefits) under, any employee benefit plan or otherwise, except (A), in each case, as required by law or in accordance with existing agreements provided to Parent and disclosed in the Disclosure Schedule to the Merger Agreement and (B), in the case compensation for employees, agents or consultants who are not officers or directors, in the ordinary course of business consistent with past practices unless the total compensation payable to such employee, agent or consultant (including base, bonus opportunity at target, equity, sign-on bonus and relocation) equals or exceeds $25,000; or make any loans to any of its directors, officers or employees, agents or consultants, or make any change in its existing borrowing or lending arrangements for or on behalf of any such persons pursuant to any employee benefit plan or otherwise;

(i)
Except as may be contemplated by the Merger Agreement, in the ordinary course of business consistent with past practices or to the extent required or advisable to comply with applicable law, not terminate or materially amend any Epolin employee benefit plans;

(j)	Not change in any material respect any of the accounting methods used by Epolin unless required by generally accepted accounting principles or applicable law;
(k)	Not enter into a material contact or amend, terminate or waive, release or assign any material rights or claims with respect to any material contract in any material respect;
(l)
Not settle (i) any suit, action, claim, proceeding or investigation that is disclosed in the Epolin’s reports filed with the SEC prior to the date of the Merger Agreement or (ii) any other suit, action, claim, proceeding or investigation;

(m)
Not make, revise, or amend any material tax election or settle or compromise any material federal, state, local, or foreign tax liability, change any material tax accounting period, change any material method of tax accounting, enter into any closing agreement relating to any material tax, file any amended tax return, file any tax return in a manner inconsistent with past practice, surrender any right to claim a material tax refund, or consent to any waiver or extension of the statute of limitations applicable to any material tax claim or assessment; and

(n)	Not enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

In view of the wide variety of factors considered in connection with its evaluation of the Offer, the Board did not find it practicable to, and did not quantify or assign any relative or specific weights to the items listed above. In addition, the Board did not undertake to make any specific determination as to whether any particular factor was essential to its ultimate determination, but rather the Board conducted an overall analysis of the factors described above, including thorough discussions with its financial and legal advisors. In considering the various factors, individual members of the Board may have given different weight to different factors or reached different conclusions as to whether a specific factor weighed in favor of or against approving the Merger Agreement with the Parent and Purchaser, including the Offer.

OUR BOARD OF DIRECTORS APPROVED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDED THAT OUR STOCKHOLDERS ADOPT THE MERGER AGREEMENT.

ANALYSIS OF EPOLIN’S FINANCIAL ADVISOR

In February 2012, Millburn Capital was retained by the Board to prepare an analysis and render conclusions as to the reasonableness of the Offer Price pursuant to the Offer and the Merger (the "Analysis"). Based upon the analysis, Millburn Capital concluded in a letter dated February 29, 2012 addressed to the Board that it believed the Offer Price was reasonable.

It should be noted that Millburn Capital was not retained to render a fairness opinion, as such term is commonly understood in the industry, and the Analysis shall not be construed as such.

In arriving at the Analysis, Millburn Capital took into account an assessment of general economic, market and financial conditions as well as its experience in connection with similar transactions and securities valuations generally and, among other things:

•	Reviewed multiple drafts of the transaction documents;
•
Reviewed publicly available financial information and other data with respect to Epolin that it deemed relevant, including Epolin’s Annual Reports on Form 10-K/KSB for the years ended February 28, 2008 through February 28, 2011 and its Quarterly Reports on Form 10-Q for the latest completed fiscal year including the quarter ended November 30, 2011;

•	Reviewed non-public information and other data with respect to Epolin;
•	Considered the historical financial results and present financial condition of Epolin;
•	Reviewed certain publicly available information concerning the trading of, and the trading market for, Epolin’s common stock;
•	Reviewed and analyzed the indicated enterprise value indicated by the Offer Price;
•	Reviewed and analyzed certain financial characteristics of publicly-traded companies that were deemed to have characteristics comparable to Epolin; and
•	Performed such other analyses and examinations as Millburn Capital deemed appropriate.

In reaching its conclusions, Millburn Capital indicated that its analysis does not address any other term or aspect of the transaction or the transaction documents, including, but not limited to, the fairness of the transaction to, or any consideration therewith by, any other stakeholders, creditors or other constituencies nor as to the fairness of the amount or nature of the compensation to any officers, directors or employees of any parties to the transaction, or class of such persons, relative to the purchase price to be received by the stockholders, or otherwise. In addition, Millburn Capital noted that it does not express any opinion as to the underlying valuation or future performance of Epolin, or the price at which Epolin’s securities might trade at any time in the future.

FINANCING CONDITION OF THE MERGER

The Merger is not conditioned on any financing arrangements.

ACCOUNTING TREATMENT OF MERGER

The Merger will be accounted for as a “purchase transaction” for financial accounting purposes.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO OUR STOCKHOLDERS

The following is a summary of the material U.S. federal income tax consequences of the Merger to U.S. Holders (as defined below) of our Common Stock. This summary is based on the Internal Revenue Code of 1986, as amended, referred to as the “Code” in this information statement, regulations promulgated under the Code, administrative rulings and pronouncements issued by the Internal Revenue Service (“IRS”) and court decisions now in effect. All of these authorities are subject to change, possibly with retroactive effect so as to result in tax consequences different from those described below. We have not sought any ruling from the IRS with respect to statements made and conclusions reached in this discussion, and the statements and conclusions in this information statement are not binding on the IRS or any court. We can provide no assurances that the tax consequences described below will not be challenged by the IRS or will be sustained by a court if so challenged.

This summary does not address all of the U.S. federal income tax consequences that may be applicable to a particular holder of our Common Stock. In addition, this summary does not address the U.S. federal income tax consequences of the Merger to U.S. Holders of our Common Stock who are subject to special treatment under U.S. federal income tax laws, including, for example, banks and other financial institutions, insurance companies, tax-exempt investors, U.S. expatriates, dealers in securities, traders in securities who elect the mark-to-market method of accounting for their securities, regulated investment companies, mutual funds, real estate investment trusts, holders who hold their Common Stock as part of a hedge, straddle or conversion transaction, holders whose functional currency is not the U.S. dollar, holders who acquired our Common Stock through the exercise of employee stock options or other compensatory arrangements, holders who are subject to the alternative minimum tax provisions of the Code and holders who do not hold their shares of our Common Stock as “capital assets” within the meaning of Section 1221 of the Code.

For purposes of this summary, a “U.S. Holder” means a beneficial owner of Common Stock that is, for U.S. federal income tax purposes: (a) an individual who is a citizen or resident of the United States; (b) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any state thereof or the District of Columbia; (c) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or (d) a trust if (i) a court within the United States is able to exercise primary supervision over its administration and (ii) one or more U.S. persons has the authority to control all of the substantial decisions of the trust. Accordingly, this discussion does not address the U.S. federal income tax consequences to any holder of our Common Stock who or which, for U.S. federal income tax purposes, is not a U.S. Holder, such as a nonresident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust. In addition, this discussion does not address U.S. federal estate or gift tax consequences of the Merger, or the tax consequences of the Merger under state, local or foreign tax laws.

If a partnership or other pass-through entity (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A beneficial owner that is a partnership and partners in such a partnership should consult their tax advisors about the U.S. federal income tax consequences of the Merger.

This summary is provided for general information purposes only and is not intended as a substitute for individual tax advice. Each holder of our Common Stock should consult the holder’s tax advisor as to the particular tax consequences of the Merger to such holder, including the application and effect of any state, local, foreign or other tax laws and the possible effect of changes to such laws.

Exchange of Common Stock for Cash

Generally, the Merger will be taxable to U.S. Holders of our Common Stock for U.S. federal income tax purposes. A U.S. Holder of our Common Stock receiving cash pursuant to the Merger generally will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount of cash received and the U.S. Holder’s adjusted tax basis in our Common Stock surrendered. Any such gain or loss generally will be capital gain or loss if our Common Stock is held as a capital asset at the Effective Time of the Merger. Any capital gain or loss will be taxed as long-term capital gain or loss if the U.S. Holder has held our Common Stock for more than one year prior to the Effective Time of the Merger. If the U.S. Holder has held our Common Stock for one year or less prior to the Effective Time of the Merger, any capital gain or loss will be taxed as short-term capital gain or loss. Currently, most long-term capital gains for non-corporate taxpayers are taxed at a maximum federal tax rate of 15%. This 15% rate is scheduled to expire at the end of 2012, at which time, unless the law is changed, the rate generally will increase to 20% for non-corporate taxpayers. The deductibility of capital losses is subject to certain limitations. If a U.S. Holder acquired different blocks of our Common Stock at different times and different prices, such holder must determine the adjusted tax basis and holding period separately with respect to each such block of our Common Stock.

Information Reporting and Backup Withholding

Generally, U.S. Holders of our Common Stock will be subject to information reporting on the cash received pursuant to the Merger unless such a holder is a corporation or other exempt recipient. In addition, under the U.S. federal backup withholding tax rules, the paying agent will be required to withhold 28% of all cash payments to which a holder of Common Stock is entitled in connection with the Merger unless such holder provides under penalties of perjury on a Form W-9 (or appropriate substitute form) a tax identification number, certifies that such holder is a U.S. person and that the tax identification number is correct and that no backup withholding is otherwise required, and otherwise complies with such backup withholding rules. Each U.S. Holder of our Common Stock should complete and sign the Form W-9 (or appropriate substitute form) included as part of the letter of transmittal and return it to the paying agent, in order to certify that the U.S. Holder is exempt from backup withholding or to provide the necessary information to avoid backup withholding. Backup withholding is not an additional tax. Any amount withheld from a payment to a U.S. Holder of Common Stock under these rules will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished timely to the IRS.

Non-U.S. Holders

Any gain or loss recognized by a non-U.S. holder upon the receipt of cash in the Merger generally will not be subject to United States federal income tax unless:

•
The gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

•	The non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or
•
The non-U.S. holder owned (actually or constructively) more than 5% of our Common Stock at any time during the five years preceding the Merger, and we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes, which we do not expect to be the case

An individual non-U.S. holder whose gain is effectively connected with the conduct of a trade or business in the United States will be subject to tax on such gain in the same manner as a U.S. holder. In addition, a non-U.S. holder that is a corporation may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) on such effectively connected gain.

Information reporting and, depending on the circumstances, backup withholding will apply to the cash received in the Merger, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code) or such owner otherwise establishes an exemption. Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be refunded or credited against a non-U.S. holder’s U.S. federal income tax liability, if any, provided that such non-U.S. holder furnishes the required information to the Internal Revenue Service in a timely manner.

HOLDERS OF OUR COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX LAWS IN THEIR PARTICULAR CIRCUMSTANCES.

FORM OF THE MERGER

Subject to the terms and conditions of the Merger Agreement and in accordance with the NJBCA, at the time of the Merger, Purchaser will merge with and into Epolin, with Epolin continuing as the surviving corporation, wholly-owned by Parent. The time of the filing of the Certificate of Merger with the Secretary of State of the State of New Jersey will be the Effective Time.

CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES

The conversion of our Common Stock into the right to receive the per share Merger Consideration in cash, without interest, will occur automatically at the Effective Time. Promptly after the Effective Time, the paying agent will send a letter of transmittal to each holder of record of a certificate or certificates of Epolin Common Stock. The letter of transmittal will contain instructions for obtaining the Merger Consideration in exchange for shares of Common Stock. Stockholders should not return stock certificates before receiving the letter of transmittal.

In the event of a transfer of ownership of our Common Stock that is not registered in the records of our transfer agent, the Merger Consideration for shares of Common Stock may be paid to a person other than the person in whose name the certificate so surrendered is registered if:

•	The certificate is property endorsed or otherwise is in proper form for transfer; and
•
The person requesting such payment (a) pays any transfer or other taxes resulting from the payment to a person other than the registered holder of the certificate or (b) establishes that the tax has been paid or is not applicable.

The Merger Consideration paid upon conversion of the shares of Common Stock will be issued in full satisfaction of all rights relating to the shares of Common Stock.

If your shares of Common Stock are held in “street name” by your broker, bank or other nominee, you will receive instructions from your broker, bank or other nominee as to how to effect the surrender of your “street name” shares of Common Stock in exchange for the per share Merger Consideration.

APPROVALS REQUIRED FOR THE MERGER

Other than the expiration of 20 days from the mailing of this information statement to Epolin’s stockholders and the filing of a Certificate of Merger with the Secretary of State of the State of New Jersey, there are no material federal, state or foreign regulatory requirements, approvals or filings required for the completion of the Merger that have not been obtained.

CERTAIN EFFECTS OF THE MERGER

If the Merger is completed, Epolin will become a wholly-owned subsidiary of Parent and the Epolin Common Stock will cease to be listed on the OTC Bulletin Board and will not be publicly traded. In addition, upon consummation of the Merger, the registration of our Common Stock and our reporting obligations with respect to our Common Stock under the Exchange Act will be terminated upon application to the SEC.

Epolin’s Common Stock is currently registered under the Exchange Act. Such registration may be terminated upon application of Epolin to the SEC if the shares of Common Stock are neither listed on a national securities exchange nor held by 300 or more holders of record. Termination of registration of the Common Stock under the Exchange Act would substantially reduce the information required to be furnished by Epolin to its stockholders and to the SEC and would make certain provisions of the Exchange Act no longer applicable to Epolin, such as the short-swing profit recovery provisions of Section 16(b) of the Exchange Act, the requirement of furnishing a proxy statement pursuant to Section 14(a) of the Exchange Act in connection with stockholders’ meetings and the related requirement of furnishing an annual report to stockholders and the requirements of Rule 13e-3 under the Exchange Act with respect to “going private” transactions. Furthermore, the ability of “affiliates” of Epolin and persons holding “restricted securities” of Epolin to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act may be impaired or eliminated. In addition, if the registration of Epolin’s Common Stock is terminated, Epolin will no longer be subject to certain provisions of the Sarbanes-Oxley Act of 2002 or the liability provisions of the Exchange Act with respect to Epolin’s Common Stock. We intend and will cause Epolin to terminate the registration of the Common Stock under the Exchange Act as soon after consummation of the Merger as the requirements for termination of registration are met.

Upon consummation of the Merger, you will cease to have rights as a stockholder, other than your right to either receive the per share Merger Consideration or to exercise your appraisal rights, and you will no longer have any interest in any of our future earnings or growth, if any.

PAST CONTACTS WITH PARENT AND PURCHASER

Other than with respect to negotiations related to the Merger as described in “The Merger—Background of the Merger” on page 12 of this information statement, there have not been any other negotiations, transactions or material contacts with Parent or Purchaser during the last two (2) years.

THE MERGER AGREEMENT

This section of this information statement describes the material terms of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Exhibit A to this information statement and is incorporated into this information statement by reference. We urge you to read the full text of the Merger Agreement because it is the legal document that governs the Merger. We have included this description of the Merger Agreement to provide you with information regarding its terms. We have not provided this description to provide you with any other factual information about us. You can find such factual information elsewhere in this information statement and in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information” below. Capitalized terms not herein defined have the meanings ascribed to them in the Merger Agreement.

EXPLANATORY NOTE REGARDING THE MERGER AGREEMENT

The Merger Agreement has been included to provide investors and our stockholders with information regarding its terms. It is not intended to provide to any person not a party thereto any other factual information about the Company. The Merger Agreement contains representations and warranties of the Company, Purchaser and Parent, negotiated between the parties and made as of specific dates solely for purposes of the Merger Agreement, including setting forth the respective rights of the parties with respect to their obligations to complete the Merger. This description of the representations and warranties is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Merger Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. As a result, no person should rely on the representations, warranties, covenants and agreements or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent or Purchaser or any of their respective subsidiaries or affiliates.

THE MERGER

At the Effective Time of the Merger, upon the terms and subject to the satisfaction or waiver of the conditions of the Merger Agreement and in accordance with the NJBCA, Purchaser will merge with and into Epolin, the separate corporate existence of Purchaser shall cease and Epolin shall be the surviving corporation of the Merger. As of the Effective Time of the Merger, the certificate of incorporation of the surviving corporation shall be amended to read the same as the certificate of incorporation of Purchaser; provided that Article I thereof shall be amended to provide that the name of the corporation is Epolin, Inc. Additionally, unless otherwise determined by Parent, the bylaws of the Company shall be amended to read the same as the bylaws of Purchaser. The directors of Purchaser  immediately prior to the Effective Time of the Merger will, from and after the Effective Time of the Merger, be the directors of the surviving corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal. Our officers immediately prior to the Effective Time of the Merger will, from and after the Effective Time of the Merger, be the officers of the surviving corporation until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

WHEN THE MERGER BECOMES EFFECTIVE

The Company and Purchaser will file a certificate of merger (“Certificate of Merger”) with the Secretary of State of the State of New Jersey as soon as practicable following the date on which the last of the conditions to the closing of the Merger described under “The Merger Agreement—Conditions to the Merger” beginning on page 26 have been satisfied or waived (other than the conditions that by their nature are to be satisfied at the closing of the Merger, but subject to the fulfillment or waiver of those conditions). The Merger will become effective at the time the Certificate of Merger is duly filed with the Secretary of State or at some later date agreed upon by Parent and the Company and specified in the Certificate of Merger.

CONSIDERATION TO BE RECEIVED PURSUANT TO THE MERGER

Conversion of our Common Stock

The Merger Agreement provides that each share of our Common Stock issued and outstanding immediately prior to the Effective Time of the Merger, except those shares owned by the Company as treasury stock, shares held by stockholders who are entitled to and who properly exercise, and do not withdraw or lose, appraisal rights under Section 14A:11-1 et seq. of the NJBCA, or shares owned by the Parent or the Purchaser, will be cancelled and converted automatically into the right to receive the Merger Consideration, without interest. After the Effective Time of the Merger, each holder of a certificate representing any shares of our Common Stock (other than shares for which appraisal rights have been properly demanded and perfected under Section 14A:11-1 et seq. of the NJBCA) will no longer have any rights with respect to the shares, except for the right to receive the Merger Consideration. All shares of Common Stock that have been converted into the right to receive the Merger Consideration, and all shares of Common Stock owned by the Company as treasury stock, will be automatically cancelled and cease to exist.

Treatment of Options; Restricted Stock

The Merger Agreement provides that prior to the Effective Time, Epolin will take all actions necessary to provide that each Option to purchase shares of Common Stock pursuant to the Company’s existing stock incentive plans (the “Stock Plans”) outstanding immediately prior to the Effective Time (whether or not then vested or exercisable) will be cancelled and terminated and converted at the Effective Time into the right to receive a cash amount equal to the Option Consideration for each share of Common Stock then subject to the Option (without interest and less applicable withholding taxes) or, if the Option Consideration is a negative number, no such cash payment will be due and owing. Pursuant to the terms of each outstanding Option agreement, the vesting of all such Options shall automatically accelerate such that all such Options are fully vested immediate, prior to the Effective Time. Option Consideration means, with respect to each share of Common Stock under a particular Option, an amount equal to (i) the per share Merger Consideration, less (ii) the exercise price payable in respect of each share of Common Stock under such Option. Epolin agreed to take all actions necessary prior to the Effective Time to terminate all of the Stock Plans, effective at or before the Effective Time.

As of the date of this Statement, there is no Restricted Stock outstanding.

With regard to stock options, as of the date of this Statement, there are stock options outstanding to acquire 95,000 Shares, all of which are vested and exercisable at $0.41 per Share.  As a result, none of the outstanding stock options are in-the-money and, therefore, none of such stock options will entitle the holder thereof to cash-out any of his outstanding stock options pursuant to the Merger.

PROCEDURES FOR RECEIVING MERGER CONSIDERATION

At the Effective Time of the Merger, Parent will deposit, or cause to be deposited, with a bank or trust company chosen to act as paying agent for the transaction cash sufficient to pay our stockholders (except those shares held by any of our stockholders who are entitled to and who properly exercise, and do not withdraw or lose, appraisal rights under Section 14A:11-1 et seq. of the NJBCA and shares owned by the Company as treasury stock or by Parent or Purchaser) the aggregate Merger Consideration to which they are entitled under the Merger Agreement. The Merger Consideration will be payable upon the due surrender of the certificates (“Certificates”) that represented our Common Stock as promptly as reasonably practicable after the Effective Time of the Merger, or non-certificated shares of Common Stock (“Uncertificated Shares”). The cash deposited pursuant to the foregoing is referred to as the “Payment Fund.”

As soon as reasonably practicable after the Effective Time of the Merger, the surviving corporation will cause the paying agent to mail to each record holder of our Common Stock a letter of transmittal and instructions for use in effecting the surrender of Certificates or Uncertificated Shares in exchange for the Merger Consideration. Each stockholder will be entitled to receive the appropriate Merger Consideration upon surrendering to the paying agent such stockholder’s Certificates or Uncertificated Shares, together with a properly executed letter of transmittal and any other documents required by the paying agent. The Merger Consideration and any other consideration paid under the Merger Agreement may be reduced by any applicable withholding taxes as required by law. You should not return your Certificates to the paying agent without a letter of transmittal, and you should not return your Certificates to the Company.

If a payment is to be made to a person other than the person in whose name the surrendered Certificate is registered, it will be a condition of payment that the Certificate so surrendered will be endorsed properly or otherwise be in proper form for transfer and that the person requesting the payment will have paid all applicable taxes relating to the payment of Merger Consideration to a person other than the registered holder of the Certificate surrendered or will have to establish that such taxes either have been paid or are not applicable.

At the close of business on the day of the Effective Time of the Merger, the stock transfer books of the Company will be closed and there will be no further registration of transfers of our Common Stock in the stock transfer books of the surviving corporation. From and after the Effective Time of the Merger, the holders of Certificates or Uncertificated Shares shall cease to have any rights as a stockholder of Epolin except as provided under the Merger Agreement or applicable law.

Lost, Stolen or Destroyed Certificates

If any stockholder is unable to surrender such holder’s Certificate because such Certificates have been lost, mutilated or destroyed, such holder may deliver in lieu thereof an affidavit and indemnity bond in form and substance reasonably satisfactory to the surviving corporation.

REPRESENTATIONS AND WARRANTIES

In the Merger Agreement, Epolin has made customary representations and warranties to Parent and Purchaser, including representations relating to: organization and authorization of Epolin; Epolin’s capitalization; no conflicts with or consents required in connection with the Merger; Epolin’s financial statements; no material adverse effect; legal proceedings; material contracts; taxes; commissions and fees; employee benefit plans and employment matters; regulatory compliance; intellectual property; insurance; real property; environmental matters; opinion of financial advisor; this information statement; no rights agreement; and state takeover statutes.

In the Merger Agreement, Parent and Purchaser have made customary representations and warranties to Epolin, including representations relating to: organization and authorization of Parent and Purchaser; no conflicts with or consents required in connection with the Merger; commissions and fees; information supplied in this information statement; and availability of funds.

CONDUCT OF BUSINESS PENDING THE MERGER

Under the Merger Agreement, from the date of the Merger Agreement until the Effective Time, except as contemplated by the Merger Agreement, and unless Parent otherwise consents in writing, Epolin has agreed to certain restrictions on the operation of the business of the Company. In general, Epolin has agreed to conduct its business in the ordinary course of business and to use its reasonable best efforts to (i) preserve substantially intact, the business organization of the Company; (ii) keep available the services of the current officers, employees and consultants of the Company; and (iii) preserve the current relationships of the Company with customers, suppliers and other persons with which the Company has significant business relations.

Additionally, under the Merger Agreement, Epolin has agreed, from the date of the Merger Agreement until the Effective Time, to be subject to customary operating covenants and restrictions, including restrictions relating to (i) the amendment of its organizational documents; (ii) the issuance, sale or pledge of its stock; (iii) the declaration, setting aside or payment of dividends or other distributions; (iv) the recapitalization, reclassification, combination, split, subdivision or redemption or purchase of outstanding stock or other securities of the Company; (v) the sale or encumbrance of material property or material assets; (vi) acquisitions, mergers, consolidations and asset purchases; (vii) the hiring of additional employees and the compensation of Company employees; (viii) acceleration of the vesting of Options; (ix) actions with respect to accounting policies or procedures; (x) making or changing of any material tax election, settling or compromising any material tax liability of the Company and other tax issues; (xi) entering into, amending, modifying in any material respects, assigning and other matters relating to material contracts of the Company; (xii) settling any litigation or other action, including any action relating to the Merger or the Merger Agreement; (xiii) taking certain actions with respect to Company intellectual property; (xiv) exercising any options with respect to leased real property (other than rights of renewal); (xv) the making of timely filings with the SEC; (xvi) the maintenance of insurance; and (xvii) announcing, entering into or otherwise making a commitment to do any of the above.

STOCKHOLDER ACTION BY WRITTEN CONSENT

We are required pursuant to the terms of the Merger Agreement to prepare and deliver to the Company’s stockholders this information statement and give prompt notice of the adoption of the Merger Agreement by stockholder written consent in accordance with Section 14A:5-6 of the NJBCA to all holders of Common Stock not executing the written consents, together with any additional information required by the NJBCA, including a description of the appraisal rights of holders of Common Stock available under Section 14A:11-1 et seq. of the NJBCA.

On July 2, 2012, following execution of the Merger Agreement and completion of the Offer, Purchaser who collectively owned shares of Common Stock representing approximately 82.2% of the outstanding shares of Common Stock entitled to vote on the adoption of the Merger Agreement, delivered to the Company a written consent adopting the Merger Agreement.

REASONABLE BEST EFFORTS TO CAUSE THE MERGER TO OCCUR

Each of the parties to the Merger Agreement has agreed to use its reasonable best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable law to consummate and make effective the Merger, including obtaining all permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company necessary for the consummation of the Merger and to fulfill the conditions to the Merger.

INDEMNIFICATION AND INSURANCE

The Merger Agreement provides that Parent and the surviving corporation will honor and fulfill in all respects the obligations of the Company relating to indemnification of directors and officers and advancement of expenses under the Company’s existing organizational documents with respect to any matter arising out of, relating to, or in connection with any actions occurring or alleged to have occurred prior to the Effective Time, including in connection with the approval of the Merger Agreement. Additionally, Parent and the surviving corporation have agreed that the Company’s certificate of incorporation and bylaws will not be amended, repealed or otherwise modified in any manner that would affect adversely the rights of the Company’s directors and officers thereunder relating to indemnification, exculpation and the advancement of expenses.

The Merger Agreement also provides that for a period of six years after the Effective Time, the current policies of directors’ and officers’ (D&O) liability insurance maintained by Epolin with respect to claims arising from facts or events which occurred before the Effective Time (or comparable substitute policies) will be maintained in effect; provided, however, that the cost of such coverage shall not exceed 200% of the amount of the aggregate annual premiums currently paid by the Company for such insurance. In satisfaction of the foregoing, Parent may purchase six year “tail” coverage under the existing D&O policies from insurance carriers with financial strength ratings equal to or greater than the financial strength ratings of the Company’s existing D&O liability insurance carriers.

CONDITIONS TO THE MERGER

Conditions to Each Party’s Obligations

The respective obligations of each of Parent, Purchaser and the Company to consummate the Merger are subject to the satisfaction or waiver at or before the Effective Time of the Merger of the following conditions:

•
The Company stockholders approve the transaction, which occurred when the Purchaser holding approximately 82.2% of the outstanding shares of Common Stock entitled to vote on the adoption of the Merger Agreement executed and delivered a written consent to the Company on July 2, 2012 as described above;

•
No governmental entity having jurisdiction over the Company, Parent or the Purchaser shall have enacted or issued any law or order or take any other action enjoining or otherwise prohibiting consummation of the merger on the terms contemplated by the Merger Agreement;

•	The requirements of the ISRA Approval having been satisfied; and
•	The Purchaser having accepted for payment and paid for all of the shares validly tendered pursuant to the Offer and not properly withdrawn.

TERMINATION

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Merger Agreement has been adopted by Epolin’s stockholders by the mutual written consent of the Company and the Parent.

AMENDMENT

The Merger Agreement may be amended by the parties to the Merger Agreement at any time before or after adoption of the Merger Agreement by the holders of the shares of Common Stock; provided, however, after adoption of the Merger Agreement by the stockholders of Epolin, there may not be made any amendment that by law requires further approval by such stockholders without the further approval of such stockholders being obtained. The Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

APPRAISAL RIGHTS

The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under New Jersey law and is qualified in its entirety by reference to the text of the relevant provisions of the NJBCA, which are attached as Exhibit B to this information statement and incorporated herein by reference. Stockholders intending to exercise appraisal rights should carefully review Exhibit B. Failure to follow any of these statutory procedures set forth in Exhibit B may result in a termination or waiver of your appraisal rights under applicable law. Therefore, this summary and Exhibit B should be reviewed carefully by any stockholder who wishes to exercise statutory appraisal rights or who wishes to reserve the right to do so.

Under the NJBCA, stockholders of Epolin are entitled to appraisal rights for any or all of the shares of Common Stock held by them at the Effective Time provided that they comply with the conditions established by Section 14A:11-1 et seq. of the NYBCA (the “Appraisal Provisions”). Attached as Exhibit B to this information statement is a copy of the Appraisal Provisions which sets forth your statutory rights of appraisal and the procedures for effecting these rights.

The Appraisal Provisions set forth the procedures a stockholder must follow to have his, her or its shares appraised by a New Jersey Superior Court (the “Court”) and to receive payment of the “fair value” of such shares of Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, as determined by the Court. The statutory rights of appraisal granted by the Appraisal Provisions are subject to strict compliance with the procedures set forth in the Appraisal Provisions.

Under the Appraisal Provisions, where a merger is adopted by stockholders by written consent in lieu of a meeting of stockholders, either a constituent corporation before the Effective Time of the merger or the surviving or resulting corporation, within 10 days after the Effective Time of the merger, must notify each stockholder of each constituent corporation entitled to appraisal rights of the merger and that appraisal rights are available to such stockholders. This information statement constitutes notice to holders of Epolin’s Common Stock concerning the availability of appraisal rights under the Appraisal Provisions.

A stockholder electing to exercise appraisal rights must demand in writing from Epolin the appraisal of his, her or its shares of Common Stock within 20 days after the date of mailing of this information statement. Accordingly, this 20 day period will terminate on August 8, 2012. Such demand will be sufficient if it reasonably informs Epolin of the identity of the stockholder of record and that the stockholder intends to demand appraisal of his, her or its shares of Common Stock. The address for delivery of demand is: Epolin, Inc., 358-364 Adams Street, Newark, New Jersey 07105, Attention: President.

Only a stockholder of record on the Effective Time of the Merger is entitled to assert appraisal rights for the shares of Common Stock registered in her, his or its name. The demand should be executed by or for the stockholder of record, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificates. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand must be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. A person having a beneficial interest in shares held of record in the name of another person must act promptly to cause the record holder to follow the steps summarized herein properly and in a timely manner to perfect appraisal rights. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, the agent is acting as agent for the record owner. If a stockholder holds shares of Common Stock through a broker who in turn holds the shares through a central securities depositary nominee, such as The Depository Trust Company, a demand for appraisal of such shares must be made by or on behalf of the depositary nominee and must identify the depositary nominee as the holder of record. A stockholder of record who holds shares of Common Stock as nominee for a beneficial owner may exercise appraisal rights with respect to the securities held for one or more beneficial owners while not exercising such rights for other beneficial owners. In addition, any stockholder of record who holds shares of Common Stock for her, his or its own account or for one beneficial owner, may demand appraisal for less than all of such shares. In such case, the written demand must set forth the number of shares of Common Stock as to which demand for appraisal is made. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of Common Stock standing in the name of the record owner.  Epolin must send a notice of the Effective Time of the Merger either prior to the Effective Time of the Merger or within 10 days thereafter. If the notice is sent more than 20 days following the sending of this notice, the notice of the Effective Time of the Merger need only be sent to stockholders who have demanded appraisal rights.

Within 120 days after the Effective Time of the Merger, Epolin or any stockholder who has satisfied the provisions of the Appraisal Provisions may commence an appraisal proceeding by filing a petition with the Court, with a copy served on Epolin in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by such stockholders entitled to appraisal rights. Stockholders seeking to exercise appraisal rights should not assume that Epolin will file a petition with respect to the appraisal of the value of their shares or that Epolin will initiate any negotiations with respect to the “fair value” of such shares. Accordingly, it is the obligation of each stockholder to initiate all necessary action to perfect such stockholder’s appraisal rights within the time periods prescribed by the Appraisal Provisions.

Within 120 days after the Effective Time of the Merger, any stockholder who has complied with the requirements for exercise of appraisal rights, as discussed above, will be entitled, upon written request, to receive from Epolin a statement setting forth the aggregate number of shares with respect to which demands for appraisal have been made and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by Epolin or, if later, within 10 days after the expiration of the period for delivery to Epolin of appraisal demands. A person who is the beneficial owner of shares of Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person’s own name, request such a statement from Epolin and may also file a petition for appraisal.

If a petition for an appraisal is timely filed, after a hearing on such petition, the Court will determine the stockholders entitled to appraisal rights. Where proceedings are not dismissed, the appraisal proceeding shall be conducted, as to the shares owned by such stockholders, in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the fair value of such shares of Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Merger with interest thereon to be paid in accordance with the Appraisal Provisions as the Court so determines.

In determining such “fair value,” the Court will take into account all relevant factors. Stockholders considering seeking appraisal should bear in mind that the fair value of their shares determined under the Appraisal Provisions could be more, the same, or less than the per share Merger Consideration if they do not seek appraisal of their shares and that investment banking opinions as to fairness from a financial point of view are not necessarily opinions as to fair value under the Appraisal Provisions. Although Epolin believes the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Court. Moreover, Epolin does not anticipate offering more than the per share Merger Consideration to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of the Appraisal Provisions, the “fair value” of a share of Common Stock is less than the per share Merger Consideration.

When the fair value is so determined, the Court shall direct the payment of the fair value of the shares, with interest thereon to be paid in accordance with the Appraisal Provisions and as the Court so determines, to the dissenting stockholders entitled thereto, upon the surrender to Epolin by such dissenting stockholders of the certificates formerly representing such shares. Unless the Court, in its discretion, sets a different interest rate for good cause shown, interest on an appraisal award will accrue and compound quarterly from the Effective Time of the Merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time of the Merger and the date of payment of the judgment. The cost of the appraisal proceeding may be determined by the Court and taxed against the parties as the Court deems equitable under the circumstances. Upon application of a dissenting stockholder, the Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination or assessment, each party bears her, his or its own expenses.

Any stockholder who has duly demanded an appraisal in compliance with the Appraisal Provisions will not, after the Effective Time of the Merger, be entitled to vote the shares subject to such demand for any purpose or be entitled to receive the payment of dividends or other distributions in respect of those shares (other than those payable to stockholders of record as of a date prior to the Effective Time of the Merger).

If any stockholder who demands appraisal of their shares under the Appraisal Provisions fails to perfect or effectively withdraws or loses the right to appraisal, the shares of such stockholder will be converted into the right to receive the per share Merger Consideration in accordance with the Merger Agreement. A stockholder will fail to perfect or effectively lose a right to appraisal if no petition for appraisal is filed within 120 days after the Effective Time of the Merger, or if the stockholder delivers to Epolin a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the Merger, except that (i) any such attempt to withdraw made more than 60 days after the Effective Time of the Merger requires the written approval of Epolin, and (ii) no appraisal proceeding in the Court shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the Merger within 60 days. Since Epolin has no obligation or intention to file such a petition, any stockholder who desires a petition to be filed is advised to file it on a timely basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS AND OFFICERS

The following table presents information regarding the beneficial ownership of our Common Stock as of July 2, 2012 by (i) each person or entity known by Epolin to be a beneficial owner of five percent or more of our Common Stock, (ii) each of our current directors and executive officers, and (iii) all current directors and officers as a group.

In general, “beneficial ownership” includes the shares of Common Stock that an individual has the power to vote or the power to dispose of and stock options that are exercisable currently or become exercisable or redeemable within 60 days and restricted stock units that could vest within 60 days. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all securities shown as beneficially owned by them. The percentage of outstanding shares of Common Stock beneficially owned is based on the number of shares of Common Stock outstanding as of July 2, 2012 of 12,366,355 shares of Common Stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Polymathes Acquisition I Inc.(1)	10,239,351	82.20%
William J. Golden(2)*	-	0%
John F. Wachter(3)*	-	0%
William S. Walsh(4)*	-	0%
Greg Amato(5)*	-	0%
Murray S. Cohen(6)*	-	0%
James Ivchenko(7)*	-	0%
Santa Monica Partners, L.P.(8)	825,900	6.70%
Hummingbird Management, LLC(9)	1,029,119	8.30%
All Executive Officers and Directors as a Group (6 persons)	-	0%
_________________________

*	The address for each is 358-364 Adams Street, Newark, New Jersey 07105.

(1)
Represents the shares acquired in the Offer.  Polymathes Acquisition I Inc. (the “Purchaser”) is a wholly-owned subsidiary of Polymathes Holdings I LLC (the “Parent”).  The address for each of the Parent and the Purchaser is 20 Nassau Street, Suite M, Princeton, New Jersey 08542.

(2)	Mr. Golden, a current director of Epolin, is Managing Member of Parent. He disclaims any beneficial ownership with respect to any shares owned by Purchaser.
(3)
Mr. Wachter, a current director of Epolin and its Chairman and President, is a member of Parent and a director of the Purchaser.  He disclaims any beneficial ownership with respect to any shares owned by Purchaser.

(4)	Mr. Walsh, a current director of Epolin, is a member of Parent and a director of the Purchaser. He disclaims any beneficial ownership with respect to any shares owned by Purchaser.
(5)           Mr. Amato is Epolin’s Chief Executive Officer.
(6)
Dr. Cohen is former Chairman of the Board and former Secretary and a current director of Epolin.  Does not include 20,000 shares which Dr. Cohen has the right to acquire within 60 days pursuant to the exercise of options insofar that such options will be cancelled as a result of the Merger and are deemed worthless with an exercise price of $0.41 per share which will not entitle Dr. Cohen to cash-out any of his options pursuant to the Offer and Merger.

(7)
Mr. Ivchenko is the former President and a current director of Epolin.  Does not include 20,000 shares which Mr. Ivchenko has the right to acquire within 60 days pursuant to the exercise of options insofar that such options will be cancelled as a result of the Merger and are deemed worthless with an exercise price of $0.41 per share which will not entitle Mr. Ivchenko to cash-out any of his options pursuant to the Offer and Merger.

(8)	This information is based solely upon information reported in filings made to the SEC on behalf of Santa Monica Partners, L.P. Its address is 1865 Palmer Avenue, Larchmont, New York.
(9)	This information is based solely upon information reported in filings made to the SEC on behalf of Hummingbird Management, LLC. Its address is 145 East 57th Street, New York, New York.

MARKET PRICE OF THE COMPANY COMMON STOCK AND DIVIDEND INFORMATION

Our Common Stock currently trades on the OTC Bulletin Board under the symbol “EPLN.” On the record date, July 2, 2012, there were 12,366,355 shares of Common Stock issued and outstanding held by approximately 170 stockholders of record. The following table sets forth, for the periods indicated, the high and low sales price per share of Common Stock, as reported by OTC Bulletin Board based on published financial sources.  The quotations represent prices between dealers and do not include retail markups, markdowns, commissions or other adjustments and may not represent actual transactions. Stockholders are urged to obtain a current market quotation for the shares of Common Stock.

Fiscal year ending February 28, 2013	High	Low

March 1, 2012 to May 31, 2012	$0.31	$0.20

Fiscal year ended February 29, 2012	High	Low

March 1, 2011 to May 31, 2011	$0.42	$0.15
June 1, 2011 to Aug. 31, 2011	$0.28	$0.15
Sept. 1, 2011 to Nov. 30, 2011	$0.28	$0.20
Dec. 1, 2011 to Feb. 29, 2012	$0.31	$0.19

Fiscal year ended February 28, 2011	High	Low

March 1, 2010 to May 31, 2010	$0.45	$0.36
June 1, 2010 to Aug. 31, 2010	$0.47	$0.36
Sept. 1, 2010 to Nov. 30, 2010	$0.45	$0.30
Dec. 1, 2010 to Feb. 28, 2011	$0.40	$0.30

Subsequent to the end of fiscal 2006, the Board of Directors approved the adoption of a dividend policy under which we will issue a regular annual cash dividend on shares of our Common Stock.  The amount of the dividend, record date and payment date will be subject to approval every year by the Board of Directors.  In accordance with the dividend policy, a regular annual cash dividend of $0.02 per share was paid in each of May 2006, May 2007 and May 2008.   In addition, since of the adoption of the dividend policy in fiscal 2007, a special cash dividend of $0.02 per share was paid in each of January 2007 and January 2008, and a supplemental special cash dividend of $0.04 per share was paid in August 2008.   No further dividends were paid in fiscal 2009.  In addition, no dividends were paid in fiscal 2010 and fiscal 2011 primarily due to the Company’s decision to seek strategic alternatives.

Subsequent to the end of fiscal 2011 and in May 2011, the Board of Directors declared a special cash dividend of $0.12 per share which was paid on May 12, 2011 to shareholders of record at the close of business on April 28, 2011.  The aggregate amount of payment made in connection with this special cash dividend was approximately $1,472,000.  No further dividends have been paid.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act relating to our business, financial condition and other matters. Such reports and other information (including this information statement, proxy statements filed by Epolin with the SEC and distributed to Epolin stockholders, its Annual Report on Form 10-K, as amended, and its recently filed Quarterly Report on Form 10-Q), may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain more information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of such information may be obtained by mail, upon payment of the SEC’s customary charges, by writing to the SEC’s principal office at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains an internet website located at www.sec.gov, which contains reports, proxy statements and other information that we file with the SEC electronically via the EDGAR system. You may also obtain free copies of documents that we file with the SEC by directing a request to Epolin, Inc., 358-364 Adams Street, Newark, New Jersey 07105, Attention: President.

INCORPORATION BY REFERENCE

Statements contained in this information statement, or in any document incorporated in this information statement by reference regarding the contents of other documents, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this information statement certain documents we file with the SEC. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this information statement, and later information that we file with the SEC, prior to the closing of the Merger, will automatically update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this information statement and prior to the Effective Time of the Merger. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as information or proxy statements (except for information furnished to the SEC that is not deemed to be “filed” for purposes of the Exchange Act). Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this information statement.

HOUSEHOLDING OF MATERIALS

Pursuant to the rules of the SEC, services that deliver Epolin’s communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of Epolin’s information statement, unless Epolin has received contrary instructions from one or more of the stockholders. Upon written or oral request, Epolin will promptly deliver a separate copy of the information statement to any stockholder at a shared address to which a single copy of the information statement was delivered. Multiple stockholders sharing the same address may also notify Epolin if they wish to receive separate copies of Epolin’s communications to stockholders in the future or if they are currently receiving multiple copies of such communications and they would prefer to receive a single copy in the future. Stockholders may notify Epolin of their requests by writing Epolin, Inc., Attn: President, 358-364 Adams Street, Newark, New Jersey 07105, or by calling (973) 465-9495.

EXHIBITS

Exhibit A	Agreement and Plan of Merger (incorporated by reference to Exhibit 2.1 to the form 8-K filed by Epolin, Inc. with the Securities and Exchange Commission on March 16, 2012)

Exhibit B	Appraisal Provisions of the New Jersey Business Corporation Act, NJBCA 14A:11-1 et seq.

EXHIBIT B
14A:11-1. Right of shareholders to dissent

(1) Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions
(a) Any plan of merger or consolidation to which the corporation is a party, provided that, unless the certificate of incorporation otherwise provides
(i) a shareholder shall not have the right to dissent from any plan of merger or consolidation with respect to shares
(A) of a class or series which is listed on a national securities exchange or is held of record by not less than 1,000 holders on the record date fixed to determine the shareholders entitled to vote upon the plan of merger or consolidation; or
(B) for which, pursuant to the plan of merger or consolidation, he will receive (x) cash, (y) shares, obligations or other securities which, upon consummation of the merger or consolidation, will either be listed on a national securities exchange or held of record by not less than 1,000 holders, or (z) cash and such securities;

(ii) a shareholder of a surviving corporation shall not have the right to dissent from a plan of merger, if the merger did not require for its approval the vote of such shareholders as provided in section 14A:10-5.1 or in subsection 14A:10-3(4), 14A:10-7(2) or 14A:10-7(4)
(iii) a shareholder of a corporation shall not have the right to dissent from a plan of merger, if the merger did not require, for its approval, the vote of the shareholders as provided in subsection (6) of N.J.S.14A:10-3; or

(b) Any sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation not in the usual or regular course of business as conducted by such corporation, other than a transfer pursuant to subsection (4) of N.J.S.14A:10-11, provided that, unless the certificate of incorporation otherwise provides, the shareholder shall not have the right to dissent
(i) with respect to shares of a class or series which, at the record date fixed to determine the shareholders entitled to vote upon such transaction, is listed on a national securities exchange or is held of record by not less than 1,000 holders; or
(ii) from a transaction pursuant to a plan of dissolution of the corporation which provides for distribution of substantially all of its net assets to shareholders in accordance with their respective interests within one year after the date of such transaction, where such transaction is wholly for
(A) cash; or
(B) shares, obligations or other securities which, upon consummation of the plan of dissolution will either be listed on a national securities exchange or held of record by not less than 1,000 holders; or
(C) cash and such securities; or
(iii) from a sale pursuant to an order of a court having jurisdiction.

(2) Any shareholder of a domestic corporation shall have the right to dissent with respect to any shares owned by him which are to be acquired pursuant to section 14A:10-9.

(3) A shareholder may not dissent as to less than all of the shares owned beneficially by him and with respect to which a right of dissent exists. A nominee or fiduciary may not dissent on behalf of any beneficial owner as to less than all of the shares of such owner with respect to which the right of dissent exists.

(4) A corporation may provide in its certificate of incorporation that holders of all its shares, or of a particular class or series thereof, shall have the right to dissent from specified corporate actions in addition to those enumerated in subsection 14A:11-1(1), in which case the exercise of such right of dissent shall be governed by the provisions of this Chapter.

14A:11-2. Notice of dissent; demand for payment; endorsement of certificates

(1) Whenever a vote is to be taken, either at a meeting of shareholders or upon written consents in lieu of a meeting pursuant to section 14A:5-6, upon a proposed corporate action from which a shareholder may dissent under section 14A:11-1, any shareholder electing to dissent from such action shall file with the corporation before the taking of the vote of the shareholders on such corporate action, or within the time specified in paragraph 14A:5-6(2)(b) or 14A:5-6(2)(c), as the case may be, if no meeting of shareholders is to be held, a written notice of such dissent stating that he intends to demand payment for his shares if the action is taken.

(2) Within 10 days after the date on which such corporate action takes effect, the corporation, or, in the case of a merger or consolidation, the surviving or new corporation, shall give written notice of the effective date of such corporate action, by certified mail to each shareholder who filed written notice of dissent pursuant to subsection 14A:11-2(1), except any who voted for or consented in writing to the proposed action.

(3) Within 20 days after the mailing of such notice, any shareholder to whom the corporation was required to give such notice and who has filed a written notice of dissent pursuant to this section may make written demand on the corporation, or, in the case of a merger or consolidation, on the surviving or new corporation, for the payment of the fair value of his shares.

(4) Whenever a corporation is to be merged pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) and shareholder approval is not required under subsections 14A:10-5.1(5) and 14A:10-5.1(6), a shareholder who has the right to dissent pursuant to section 14A:11-1 may, not later than 20 days after a copy or summary of the plan of such merger and the statement required by subsection 14A:10-5.1(2) is mailed to such shareholder, make written demand on the corporation or on the surviving corporation, for the payment of the fair value of his shares.

(5) Whenever all the shares, or all the shares of a class or series, are to be acquired by another corporation pursuant to section 14A:10-9, a shareholder of the corporation whose shares are to be acquired may, not later than 20 days after the mailing of notice by the acquiring corporation pursuant to paragraph 14A:10-9(3)(b), make written demand on the acquiring corporation for the payment of the fair value of his shares.

(6) Not later than 20 days after demanding payment for his shares pursuant to this section, the shareholder shall submit the certificate or certificates representing his shares to the corporation upon which such demand has been made for notation thereon that such demand has been made, whereupon such certificate or certificates shall be returned to him. If shares represented by a certificate on which notation has been made shall be transferred, each new certificate issued therefor shall bear similar notation, together with the name of the original dissenting holder of such shares, and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making a demand for payment of the fair value thereof.

(7) Every notice or other communication required to be given or made by a corporation to any shareholder pursuant to this Chapter shall inform such shareholder of all dates prior to which action must be taken by such shareholder in order to perfect his rights as a dissenting shareholder under this Chapter.

14A:11-3. "Dissenting shareholder" defined; date for determination of fair value

(1) A shareholder who has made demand for the payment of his shares in the manner prescribed by subsection 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) is hereafter in this Chapter referred to as a "dissenting shareholder."

(2) Upon making such demand, the dissenting shareholder shall cease to have any of the rights of a shareholder except the right to be paid the fair value of his shares and any other rights of a dissenting shareholder under this Chapter.

(3) "Fair value" as used in this Chapter shall be determined
(a) As of the day prior to the day of the meeting of shareholders at which the proposed action was approved or as of the day prior to the day specified by the corporation for the tabulation of consents to such action if no meeting of shareholders was held; or
(b) In the case of a merger pursuant to section 14A:10-5.1 or subsection 14A:10-7(4) in which shareholder approval is not required, as of the day prior to the day on which the board of directors approved the plan of merger; or
(c) In the case of an acquisition of all the shares or all the shares of a class or series by another corporation pursuant to section 14A:10-9, as of the day prior to the day on which the board of directors of the acquiring corporation authorized the acquisition, or, if a shareholder vote was taken pursuant to section 14A:10-12, as of the day provided in paragraph 14A:11-3(3)(a).
In all cases, "fair value" shall exclude any appreciation or depreciation resulting from the proposed action.

14A:11-4. Termination of right of shareholder to be paid the fair value of his shares

(1) The right of a dissenting shareholder to be paid the fair value of his shares under this Chapter shall cease if
(a) he has failed to present his certificates for notation as provided by subsection 14A:11-2(6), unless a court having jurisdiction, for good and sufficient cause shown, shall otherwise direct;
(b) his demand for payment is withdrawn with the written consent of the corporation;
(c) the fair value of the shares is not agreed upon as provided in this Chapter and no action for the determination of fair value by the Superior Court is commenced within the time provided in this Chapter;
(d) the Superior Court determines that the shareholder is not entitled to payment for his shares;
(e) the proposed corporate action is abandoned or rescinded; or
(f) a court having jurisdiction permanently enjoins or sets aside the corporate action.

(2) In any case provided for in subsection 14A:11-4(1), the rights of the dissenting shareholder as a shareholder shall be reinstated as of the date of the making of a demand for payment pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) without prejudice to any corporate action which has taken place during the interim period. In such event, he shall be entitled to any intervening preemptive rights and the right to payment of any intervening dividend or other distribution, or, if any such rights have expired or any such dividend or distribution other than in cash has been completed, in lieu thereof, at the election of the board, the fair value thereof in cash as of the time of such expiration or completion.

14A:11-5. Rights of dissenting shareholder

(1) A dissenting shareholder may not withdraw his demand for payment of the fair value of his shares without the written consent of the corporation.

(2) The enforcement by a dissenting shareholder of his right to receive payment for his shares shall exclude the enforcement by such dissenting shareholder of any other right to which he might otherwise be entitled by virtue of share ownership, except as provided in subsection 14A:11-4(2) and except that this subsection shall not exclude the right of such dissenting shareholder to bring or maintain an appropriate action to obtain relief on the ground that such corporate action will be or is ultra vires, unlawful or fraudulent as to such dissenting shareholder.

14A:11-6. Determination of fair value by agreement

(1) Not later than 10 days after the expiration of the period within which shareholders may make written demand to be paid the fair value of their shares, the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) shall mail to each dissenting shareholder the balance sheet and the surplus statement of the corporation whose shares he holds, as of the latest available date which shall not be earlier than 12 months prior to the making of such offer and a profit and loss statement or statements for not less than a 12-month period ended on the date of such balance sheet or, if the corporation was not in existence for such 12-month period, for the portion thereof during which it was in existence. The corporation may accompany such mailing with a written offer to pay each dissenting shareholder for his shares at a specified price deemed by such corporation to be the fair value thereof. Such offer shall be made at the same price per share to all dissenting shareholders of the same class, or, if divided into series, of the same series.

(2) If, not later than 30 days after the expiration of the 10-day period limited by subsection 14A:11-6(1), the fair value of the shares is agreed upon between any dissenting shareholder and the corporation, payment therefor shall be made upon surrender of the certificate or certificates representing such shares.

14A:11-7. Procedure on failure to agree upon fair value; commencement of action to determine fair value

(1) If the fair value of the shares is not agreed upon within the 30-day period limited by subsection 14A:11-6(2), the dissenting shareholder may serve upon the corporation upon which such demand has been made pursuant to subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) a written demand that it commence an action in the Superior Court for the determination of the fair value of the shares. Such demand shall be served not later than 30 days after the expiration of the 30-day period so limited and such action shall be commenced by the corporation not later than 30 days after receipt by the corporation of such demand, but nothing herein shall prevent the corporation from commencing such action at any earlier time.

(2) If a corporation fails to commence the action as provided in subsection 14A:11-7(1), a dissenting shareholder may do so in the name of the corporation, not later than 60 days after the expiration of the time limited by subsection 14A:11-7(1) in which the corporation may commence such an action.

14A:11-8. Action to determine fair value; jurisdiction of court; appointment of appraiser

In any action to determine the fair value of shares pursuant to this Chapter:

(a) The Superior Court shall have jurisdiction and may proceed in the action in a summary manner or otherwise;
(b) All dissenting shareholders, wherever residing, except those who have agreed with the corporation upon the price to be paid for their shares, shall be made parties thereto as an action against their shares quasi in rem;
(c) The court in its discretion may appoint an appraiser to receive evidence and report to the court on the question of fair value, who shall have such power and authority as shall be specified in the order of his appointment; and
(d) The court shall render judgment against the corporation and in favor of each shareholder who is a party to the action for the amount of the fair value of his shares.

14A:11-9. Judgment in action to determine fair value

(1) A judgment for the payment of the fair value of shares shall be payable upon surrender to the corporation of the certificate or certificates representing such shares.

(2) The judgment shall include an allowance for interest at such rate as the court finds to be equitable, from the date of the dissenting shareholder's demand for payment under subsections 14A:11-2(3), 14A:11-2(4) or 14A:11-2(5) to the day of payment. If the court finds that the refusal of any dissenting shareholder to accept any offer of payment, made by the corporation under section 14A:11-6, was arbitrary, vexatious or otherwise not in good faith, no interest shall be allowed to him.

14A:11-10. Costs and expenses of action

The costs and expenses of bringing an action pursuant to section 14A:11-8 shall be determined by the court and shall be apportioned and assessed as the court may find equitable upon the parties or any of them. Such expenses shall include reasonable compensation for and reasonable expenses of the appraiser, if any, but shall exclude the fees and expenses of counsel for and experts employed by any party; but if the court finds that the offer of payment made by the corporation under section 14A:11-6 was not made in good faith, or if no such offer was made, the court in its discretion may award to any dissenting shareholder who is a party to the action reasonable fees and expenses of his counsel and of any experts employed by the dissenting shareholder.

14A:11-11. Disposition of shares acquired by corporation

(1) The shares of a dissenting shareholder in a transaction described in subsection 14A:11-1(1) shall become reacquired by the corporation which issued them or by the surviving corporation, as the case may be, upon the payment of the fair value of shares.

(2) (Deleted by amendment, P.L.1995, c.279.)

(3) In an acquisition of shares pursuant to section 14A:10-9 or section 14A:10-13, the shares of a dissenting shareholder shall become the property of the acquiring corporation upon the payment by the acquiring corporation of the fair value of such shares. Such payment may be made, with the consent of the acquiring corporation, by the corporation which issued the shares, in which case the shares so paid for shall become reacquired by the corporation which issued them and shall be cancelled.